UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 August 1, 2003
                Date of Report (Date of earliest event reported)

                        ASSOCIATED MATERIALS INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

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                                                                          75-1872487
           Delaware                          000-24956                  (IRS Employer
(State or Other Jurisdiction of      (Commission File Number)        Identification No.)
        Incorporation)
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                                 3773 State Road
                           Cuyahoga Falls, Ohio 44223
                    (Address of Principal Executive Offices)

                                 (330) 929-1811
              (Registrant's Telephone Number, Including Area Code)

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Item 9.   REGULATION FD DISCLOSURE

          On August 1, 2003, Associated Materials Incorporated ("AMI") announced on its publicly accessible second quarter earnings conference call that the estimated working capital adjustment for the acquisition of Gentek Holdings, Inc. is approximately $13 million. AMI anticipates synergies from the acquisition of Gentek Holdings, Inc. of approximately $10 million. The synergies primarily include the vertical integration of the metals products sold in AMI's Alside supply centers and raw material savings from the increased purchasing leverage. AMI expects to achieve approximately half of the synergies in fiscal 2004 and the remainder in fiscal 2005. Estimated annual capital expenditures for Gentek Holdings, Inc. are approximately $4 Million to $5 million. AMI also announced that it believes vinyl siding sales will be flat for the third and fourth quarters of 2003 compared to the same periods in 2002.

          This announcement contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to Associated Materials that are based on the beliefs of Associated Materials' management. When used in this announcement, the words "anticipate," "believe," "estimate," "expect," "intend," and similar expressions identify forward-looking statements. Such statements reflect the current views of Associated Materials' management with respect to Associated Materials' ability to consummate and profit from the acquisition of Gentek Holdings, including Associated Materials' ability to amend its existing credit facility, and to grow the Gentek brands as expected. Associated Materials' ability to profit from its initiatives will depend on a number of factors, including primarily customer acceptance of Gentek's products and the achievement of anticipated synergies. Such statements also reflect the current views of Associated Materials' management with respect to its operations and results of operations regarding the availability of consumer credit, interest rates, employment trends, levels of consumer confidence, consumer preferences, national and regional trends in new housing starts, raw material costs, pricing pressures, costs of environmental compliance, level of competition within our market, availability of alternative building products, shifts in market demand, and general economic conditions. These statements are subject to certain risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.
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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ASSOCIATED MATERIALS INCORPORATED


DATE:  August 1, 2003                   By: /s/ D. Keith LaVanway
                                           ------------------------------------
                                           D. Keith LaVanway
                                           Vice President, Chief Financial
                                           Officer, Treasurer and Secretary